UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 28, 2008

TOYOTA MOTOR CREDIT CORPORATION

 (Exact name of registrant as specified in its charter)

California	1-9961	95-3775816

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19001 S. Western Avenue Torrance, California		90501

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:     (310) 468-1310

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  (a)  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Toyota Motor Credit Corporation (the “Company”) recently identified a non-cash error in its valuation for certain derivatives governed by Statement of Financial Accounting Standards No. 133, “Accounting for Debt Instruments and Hedging Activities” (“SFAS 133”) that occurred in the third and fourth quarter of the fiscal year ended March 31, 2008.  The Company identified the error subsequent to filing its Form 10-K/A on July 21, 2008, as part of the procedures used to prepare its Form 10-Q footnote disclosures for the quarter ended June 30, 2008.  During the preparation of the Form 10-Q disclosures, the Company examined the market values used for certain foreign currency derivatives relating to loans to an affiliate because the relationship of the derivatives’ value to the related foreign currency debt values did not appear correct.  Upon further investigation, the Company determined that an error had been made in the recording of the derivatives market values.  The error resulted in these derivatives being recorded in a gain position as opposed to a loss position resulting in an understatement of interest expense.  This newly discovered valuation error is separate from the error identified in the previous restatement reflected in the Form 10-K/A filed on July 21, 2008.  The previous error related to the incorrect recording of market values of debt resulting in an understatement of debt and interest expense.

As a result of identifying the error, the Company has performed additional procedures on its derivative portfolio and determined that the newly discovered error was confined to a single type of foreign exchange forward transactions relating to loans to an affiliate for which valuations were incorrectly recorded as foreign exchange forward purchases rather than forward exchange sales.  The newly discovered error, which originated in the quarter ended December 31, 2007, was not a result of misapplication of SFAS 133 but instead resulted from control deficiencies.  The effect of this error resulted in an overstatement of other assets and an understatement of interest expense which caused previously reported net loss for the fiscal year ended March 31, 2008 and the quarter ended December 31, 2007 to be understated by $27 million and $5 million, respectively.  Because the error relates to non-cash items, correction of the error does not affect the Company’s net cash provided by operating activities or the Company’s ability to repay its outstanding debt obligations as they become due.

On July 28, 2008, the Company's Audit Committee, upon management’s recommendation, concluded that the Company’s (i) consolidated financial statements for the fiscal year ended March 31, 2008 included in its Form 10-K/A filed with the Securities and Exchange Commission (the “Commission”) on July 21, 2008 and (ii) consolidated financial information for the third and fourth quarters of fiscal 2008 included in its Form 10-K/A filed with the Commission on July 21, 2008, can no longer be relied upon and should be restated to correct the error described above.  In order to correct this error, the Company will restate its consolidated financial statements for the fiscal year ended March 31, 2008 and its consolidated financial information for the third and fourth quarters in the fiscal year ended March 31, 2008.

The Company previously reported on a Form 8-K dated July 21, 2008 that it had identified an error related to certain debt denominated in foreign currencies.  As a result, on July 21, 2008, the Company's Audit Committee, upon management’s recommendation, concluded that the Company’s (i) consolidated financial statements for each of the fiscal years ended March 31, 2008, 2007 and 2006 included in its Form 10-K filed with the Commission on June 6, 2008 and (ii) consolidated financial information for the quarters in fiscal years ended March 31, 2008 and 2007 included in its Forms 10-Q filings for each respective quarter during fiscal 2008, could no longer be relied upon.  Therefore, the Company included its restated consolidated financial statements in its Form 10-K/A filed with the Commission on July 21, 2008.

The effects of both restatements will be reflected in an amended Form 10-K/A, which we expect to file before the end of July.

The following table sets forth the effect of the previous restatement as well as the adjustment which will be reflected in another amendment to the Form 10-K/A on affected line items within our Consolidated Balance Sheet as of March 31, 2008 and Consolidated Statement of Income for the fiscal year ended March 31, 2008 as originally reported in our Form 10-K filed on June 6, 2008.

CONSOLIDATED BALANCE SHEET (Dollars in millions)

	As of March 31, 2008
	As Originally Reported	As Previously Restated	As Currently Restated
ASSETS
Other assets	$3,600	$3,599	$3,577
Total assets	$80,421	$80,420	$80,398

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY
Debt	$68,066	$68,266	$68,266
Deferred income taxes	$3,216	$3,138	$3,120
Other liabilities	$4,209	$4,209	$4,232
Total liabilities	$75,491	$75,613	$75,618
Retained earnings	$4,015	$3,892	$3,865
Total shareholder's equity	$4,930	$4,807	$4,780
Total liabilities and shareholder's equity	$80,421	$80,420	$80,398

CONSOLIDATED STATEMENT OF INCOME (Dollars in millions)

	Fiscal Year Ended March 31, 2008
	As Originally Reported	As Previously Restated	As Currently Restated
Interest expense	$3,960	$4,106	$4,151
Net financing revenues	$933	$787	$742
Net financing revenues and other revenues	$1,619	$1,473	$1,428
(Loss) income before (benefit) provision for income taxes	($189)	($335)	($380)
(Benefit) provision for income taxes	($82)	($139)	($157)
Net (loss) income	($107)	($196)	($223)

In connection with this restatement, the Company has re-evaluated its disclosure controls and procedures and its internal control over financial reporting for the affected periods and determined that a material weakness exists in its controls relating to the processes used to accurately record certain of its derivatives and related interest expense.  This material weakness is in addition to the material weakness previously reported in its Form 10-K/A filed on July 21, 2008 relating to the processes used to accurately record certain of its debt and related interest expense.  While the errors in the current and previous restatements were different in nature, the Company has determined that the lack of effective monitoring of the manual processes associated with these controls contributed to these material weaknesses.  The Company had previously concluded in its Form 10-K/A that its internal control over financial reporting and disclosure controls and procedures were ineffective as of March 31, 2008.  The Company will restate its disclosures as of March 31, 2008 to include the identification of the additional material weakness, as discussed above, related to this restatement.  The Company will continue to complete the installation of its new debt and derivative accounting system and evaluate and strengthen its governance and processes to monitor the effectiveness of controls to ensure that debt and derivative transactions are recorded in compliance with GAAP.

The Audit Committee has discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: July 28, 2008	By: /s/ JOHN F. STILLO
John F. Stillo
Group Vice President and
Chief Financial Officer